EXHIBIT 99.1


                           [CARVER BANCORP, INC LOGO]             FOR IMMEDIATE
                                                                  RELEASE


         Contact:  Kimberly Kriger / Ruth Pachman       William Gray
                   Kekst and Company                    Carver Bancorp, Inc.
                   (212) 521-4800                       (212) 876-4747, ext. 174

               CARVER BANCORP, INC. REPORTS FIRST QUARTER RESULTS

                   ACHIEVES 20% INCREASE IN FIRST QUARTER EPS

NEW YORK, NEW YORK, JULY 23, 2003 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three-month period ended June 30, 2003, the first quarter of fiscal year ended March 31, 2004 ("fiscal 2004").

The Company reported diluted earnings per share of $0.42 for the quarter ended June 30, 2003, an increase of 20.0%, compared to $0.35 diluted earnings per share, for the same period last year. Net income available to common stockholders increased $204,000, or 24.7%, to $1.0 million compared to $825,000 for the same period last year.

Financial highlights for the three-month period ended June 30, 2003 compared to June 30, 2002, unless otherwise indicated, include:

         o Net interest income decreased $258,000, or 5.8%, to $4.2 million from $4.4 million.
         o Non-interest income increased $187,000, or 19.6%, to $1.1 million from $953,000.
         o Non-interest expense decreased $115,000, or 3.0%, to $3.7 million from $3.8 million.
         o Total assets increased $5.2 million, or 1.0%, to $515.1 million from $509.8 million at March 31, 2003.
         o Total loans receivable, net, increased $9.6 million, or 3.3%, to $302.4 million from $292.7 million at March 31, 2003.
         o Investment securities decreased $4.8 million, or 2.9%, to $160.8 million from $165.6 million at March 31, 2003.
         o Total deposits increased $15.7 million, or 4.5%, to $362.8 million from $347.2 million at March 31, 2003.
         o Total borrowings decreased $6.8 million, or 6.2%, to $102.2 million from $109.0 million at March 31, 2003.
         o Stockholders' Equity increased $582,000, or 1.4%, to $41.7 million from $41.1 million at March 31, 2003.

Commenting on the Company's results, President and Chief Executive Officer Deborah C. Wright stated: "Carver's first quarter fiscal 2004 results continue to reflect strong financial performance despite the historic low interest rate environment which has generated an unprecedented level of mortgage refinancing activity. In this challenging environment Carver has successfully grown deposits, loans and net income. We have not wavered from our focus on controlling expenses and solid asset quality as we emphasize expanding Carver's presence in our target markets to provide long-term earnings momentum and stockholder value. While Carver's net interest margin remains solid, we are experiencing the downward pressure felt by many in the industry for several quarters. During this period we have worked to position our balance sheet to meet the challenges of an unpredictable interest rate climate."

Ms. Wright continued: "Our consistent quarterly performance and confidence in Carver's future has once again led the Board of Directors on July 22, 2003 to declare a $0.05 per share quarterly dividend for the first quarter of fiscal 2004."

INCOME STATEMENT HIGHLIGHTS

Net income available to common stockholders increased $204,000, or 24.7%, to $1.0 million compared to $825,000 for the same period last year. The improvement is primarily due to increased non-interest income of 19.6%, reduced non-interest expenses of 3.0% and a decrease to the Bank's effective tax rate, partially offset by decreased net interest income of 5.8%.

Net interest income before the provision for loan losses decreased by $258,000, or 5.8%, to $4.2 million compared to $4.4 million for the same period last year. Interest income declined $366,000, or 5.4%, compared to the same period last year. Partially offsetting the decline in interest income was a reduction in interest expense of $108,000, or 4.6%. Interest income decreased primarily as a result of the declining interest rate environment, which in turn has decreased yields on interest earning assets. Interest expense benefited from the declining interest rate environment and the Bank's restructuring of certain deposit rates that resulted in a lower cost of funds.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income increased $187,000, or 19.6%, to $1.1 million compared to $953,000 for the same period last year. The change in non-interest income was largely attributable to recognition of higher mortgage prepayment penalties, increases in ATM usage over the same period last year, growth in debit card income and a restructuring of loan and depository fees and service charges which began in the second quarter of the fiscal year ended March 31, 2003.

Non-interest expense decreased $115,000, or 3.0%, to $3.7 million compared to $3.8 million for the same period last year. The decrease in non-interest expense was largely due to a reduction in advertising expense primarily related to a rebranding campaign for less than originally anticipated, partially offset by higher consulting expenses attributed to establishing the Bank's real estate investment trust.

Income before taxes increased $43,000, or 2.7%, to $1.6 million compared to the same period last year. Income taxes decreased $160,000, or 22.5%, to $554,000 compared to the same period last year due to a reduction in the Company's tax rate following the establishment of a real estate investment trust.

FINANCIAL CONDITION HIGHLIGHTS

At June 30, 2003, total assets increased by $5.2 million, or 1.0%, to $515.1 million compared to $509.8 million at March 31, 2003. The asset growth primarily reflects an increase in total loans receivable, net, of $9.6 million as new mortgage loan originations and purchases exceeded mortgage loan prepayments. The increase was partially offset by a decline in total securities of $4.8 million as loan growth replaced investments that matured and prepaid. Management will continue to evaluate the balance of interest earning assets allocated to loan originations and purchases as well as additional purchases of mortgage-backed securities while continuing to assess yields and economic risk.

At June 30, 2003, total liabilities increased by $4.6 million, or 1.0%, to $473.4 million from $468.8 million at March 31, 2003. The increase in liabilities is a result of strong deposit growth of $15.7 million partially offset by repayments of matured borrowings from the Federal Home Loan Bank of New York of $6.8 million and a decrease of $4.3 million in other liabilities.

At June 30, 2003, total stockholders' equity increased $582,000, or 1.4%, to $41.7 million compared to $41.1 million at March 31, 2003. The increase in total stockholders' equity was primarily attributable to net income of $1.1 million for the first quarter of fiscal 2004 partially offset by a decrease of $36,000 in accumulated other comprehensive income, a decrease related to purchase additional treasury stock of $233,000 pursuant to the Company's stock repurchase plan and dividend payments of $213,000.

During the quarter ended June 30, 2003, the Company purchased 20,000 additional shares of its common stock in open market transactions as part of its stock repurchase program announced on August 6, 2002. To date, the Company has purchased 29,100 shares of its common stock in open market transactions at an average price of $13.84 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At June 30, 2003, non-performing assets totaled $1.8 million, or 0.59% of total loans receivable, compared to $1.8 million, or 0.61% of total loans receivable at March 31, 2003, substantially unchanged from the prior quarter. At June 30, 2003, the allowance for loan losses of $4.1 million was substantially unchanged from $4.2 million at March 31, 2003. The allowance for loan losses decreased $35,000 due to net charge-offs in the first quarter of fiscal 2004. At June 30, 2003, the ratio of the allowance for loan losses to non-performing loans was 228.5% compared to 230.7% at March 31, 2003. At June 30, 2003, the ratio of the allowance for loan losses to total loans receivable was 1.35% compared to 1.40% at March 31, 2003.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest publicly-traded African- and Caribbean-American run financial institution in the United States, operates five full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at www.carverbank.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "COULD," "PLANNED," "ESTIMATED," "POTENTIAL" AND SIMILAR TERMS AND PHRASES. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, SUCCESSFULLY REBRANDING ITS IMAGE AND ACHIEVING GREATER OPERATING EFFICIENCIES; CHANGES IN INTEREST RATES WHICH COULD AFFECT NET INTEREST MARGINS AND NET INTEREST INCOME; COMPETITIVE FACTORS WHICH COULD AFFECT NET INTEREST INCOME AND NON-INTEREST INCOME; GENERAL ECONOMIC CONDITIONS WHICH COULD AFFECT THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES AS WELL AS OTHER FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY AND THE BANK UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

                                      # # #

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

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (In thousands, except share data)

                                                                                                        JUNE 30,         MARCH 31,
                                                                                                          2003              2003
                                                                                                          ----              ----
                                                                                                       (UNAUDITED)
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                             $   13,981       $   17,660
    Federal Funds sold                                                                                      13,700            5,500
                                                                                                        ----------       ----------
         Total cash and cash equivalents                                                                    27,681           23,160
                                                                                                        ----------       ----------
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $124,719 at June 30, 2003, $124,139 at March 31, 2003)                                              126,347          129,055
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $33,098 at June 30, 2003, $35,138 at March 31, 2003)                                                 34,457           36,530
                                                                                                        ----------       ----------
          Total securities                                                                                 160,804          165,585
                                                                                                        ----------       ----------
Loans receivable:
     Real estate mortgage loans                                                                            304,342          294,710
     Consumer and commercial business loans                                                                  2,150            2,186
     Allowance for loan losses                                                                              (4,123)          (4,158)
                                                                                                        ----------       ----------
          Total loans receivable, net                                                                      302,369          292,738
                                                                                                        ----------       ----------
Office properties and equipment, net                                                                        10,220           10,193
Federal Home Loan Bank of New York stock, at cost                                                            5,102            5,440
Accrued interest receivable                                                                                  2,762            3,346
Identifiable intangible asset, net                                                                             124              178
Other assets                                                                                                 5,990            9,205
                                                                                                        ----------       ----------
          Total assets                                                                                  $  515,052       $  509,845
                                                                                                        ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                           $  362,848       $  347,164
     Advances from the Federal Home Loan Bank of New York and other borrowed money                         102,195          108,996
     Other liabilities                                                                                       8,354           12,612
                                                                                                        ----------       ----------
          Total liabilities                                                                                473,397          468,772
                                                                                                        ----------       ----------
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                       1                1
     Common stock (par value $0.01 per share: 5,000,000 shares authorized; 2,316,358 shares issued;
        2,282,633 and 2,296,960 outstanding at June 30, 2003 and March 31, 2003, respectively)                  23               23
     Additional paid-in capital                                                                             23,803           23,781
     Retained earnings                                                                                      17,577           16,712
     Unamortized awards of common stock under  management recognition plan                                     (40)              (4)
     Treasury stock, at cost (33,725 shares at June 30, 2003 and 19,398 shares at March 31, 2003)             (423)            (190)
     Accumulated other comprehensive income                                                                    714              750
                                                                                                        ----------       ----------
          Total stockholders' equity                                                                        41,655           41,073
                                                                                                        ----------       ----------
     Total liabilities and stockholders' equity                                                         $  515,052       $  509,845
                                                                                                        ==========       ==========


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

                   CARVER BANCORP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share data)


                                                                                     Three Months Ended
                                                                                           June 30,
                                                                                         (Unaudited)
                                                                                    2003             2002
                                                                                    ----             ----
Interest Income:
   Loans                                                                           $ 4,752          $ 5,378
   Total securities                                                                  1,596            1,280
   Federal funds sold                                                                   54              110
                                                                                   -------          -------
     Total interest income                                                           6,402            6,768
                                                                                   -------          -------

Interest expense:
   Deposits                                                                          1,272            1,602
   Advances and other borrowed money                                                   958              736
                                                                                   -------          -------
     Total interest expense                                                          2,230            2,338
                                                                                   -------          -------

     Net interest income                                                             4,172            4,430

Provision for loan losses                                                                -                -
                                                                                   -------          -------
     Net interest income after provision for loan losses                             4,172            4,430
                                                                                   -------          -------

Non-interest income: (1)
   Depository fees and charges                                                         484              404
   Loan fees and service charges                                                       646              547
   Other                                                                                10                2
                                                                                   -------          -------
      Total non-interest income                                                      1,140              953
                                                                                   -------          -------

Non-interest expense: (1)
   Employee Compensation and benefits                                                1,705            1,673
   Net occupancy expense                                                               324              336
   Equipment                                                                           382              418
   Other                                                                             1,269            1,368
                                                                                   -------          -------
      Total non-interest expense                                                     3,680            3,795
                                                                                   -------          -------

      Income before income taxes                                                     1,632            1,588
Income taxes                                                                           554              714
                                                                                   -------          -------
      Net income                                                                   $ 1,078          $   874
                                                                                   =======          =======

Dividends applicable to preferred stock                                            $    49          $    49

      Net income available to common stockholders                                  $ 1,029          $   825
                                                                                   =======          =======

Earnings per common share:
       Basic                                                                       $  0.45          $  0.36
                                                                                   =======          =======
       Diluted                                                                     $  0.42          $  0.35
                                                                                   =======          =======


(1) Reclassifications have been made to prior year periods in order to conform with current periods.


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

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                               SELECTED KEY RATIOS
                                   (Unaudited)

                                                                   THREE MONTHS ENDED
KEY OPERATING RATOS:                                                    JUNE 30,
                                                                   2003           2002
                                                                   ----           ----
Return on average assets (1)                                       0.84 %         0.79 %
Return on average equity (2)                                      10.50           9.41
Interest rate spread (3)                                           3.30           4.12
Net interest margin (4)                                            3.46           4.30
Operating expenses to average assets (5)                           2.88           3.43
Equity-to-assets (6)                                               8.09           8.61
Efficiency ratio (7)                                              69.28          70.50
Average interest-earning assets to
  interest-bearing liabilities                                     1.09           1.08

ASSET QUALITY RATIOS:                                                    JUNE 30,                    MARCH 31,
                                                                         --------                    ---------
                                                                   2003           2002          2003           2002
                                                                   ----           ----          ----           ----
Non performing assets to total assets (8)                          0.35           0.34          0.36           0.63
Non performing assets to total loans receivable (8)                0.59           0.53          0.61           0.96
Allowance for loan losses to total loans receivable                1.35           1.47          1.40           1.41
Allowance for loan losses to non-performing loans (8)             228.5          276.6         230.7          146.2


(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interest-earning assets annualized
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus non-interest income
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due, & property acquired in settlement of loans



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